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                                                                   EXHIBIT 10.21

                         BUSINESS COOPERATION AGREEMENT
                                       ON
                       MONTERNET SHORT-MESSAGING SERVICES

                                                        Agreement code:
                                                        Execution date:


PARTY A:   BEIJING MOBILE TELECOMMUNICATIONS CO., LTD
Legal representative:    Yuejia Sha
Mail address:            No. 58, Dong Zhong Street, Dongcheng District, Beijing,
                         100027, China
Tel:                     65546699
Fax:                     65541330
Opening bank:
Bank account:


PARTY B: BEIJING AIRINBOX INFORMATION TECHNOLOGIES CO., LTD
Legal representative:    Yunfan Zhou
Mail address:            Yuetan Tower A-809, No. 2, North Yuetan Street, Xicheng
                         District, Beijing, 100047, China
Tel:                     68081818
Fax:                     68083118
Opening bank:            Xinjiekou Branch, Dewai office of ICBC
Bank account:            0200001309006796982

      BEIJING MOBILE TELECOMMUNICATIONS CO., LTD (hereinafter referred to as "Party A"), as the mobile communication operator and mobile data service operator, provides open and premium-based communication channels for the application providers. BEIJING AIRINBOX INFORMATION TECHNOLOGIES CO., LTD (hereinafter referred to as "Party B"), as a company engaged in the value-added communication services approved by the competent telecom authorities, provides value-added short-message services to MP users of China Mobile. To provide better application services to users,

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the parties agree as follows as to the joint development of Monternet short-message services upon adequate consultation in the principle of equality, mutual benefit and concerted growth.


ARTICLE 1     BASIC DESCRIPTION OF COOPERATION

1. Party B shall be fully compliant with the requirement of Internet Content/Application Service Management Methods of the State Council Order (No.292), be granted with License for the Value-added Telecommunications Services (business scope defined as Wireless Network Value-added Telecommunications Services) and License for Telecommunications and Information Services (business scope defined as Internet Information Services), be able to provide comprehensive after service system, and have legal and reliable information/message sources and other legal business operation conditions.

2. In case Party B is the local partner of Party A, Party B shall provide Monternet short-message services only to China Mobile MP users in Beijing region via the short-message channels of Party A.

3. Party B shall conduct its short-message value-added services in compliance with the Monternet SP Cooperation Regulations (including but not limited to the Short-Message Value-added Services SP Cooperation Administration Guideline promulgated by Beijing Mobile and China Mobile Telecommunications Group Corp.).

4. Party A shall conduct regular evaluation of Party B based on the Monternet SP Cooperation Regulations, and is entitled to terminate the cooperation with Party B in case that Party B fails to pass such examination.


ARTICLE 2     RIGHTS AND OBLIGATIONS

1.   Party A's rights and obligations

1.1 Party A allows Party B to provide short-message value-added services to users via the short-message gateway of Party A. Party A is entitled to adjust the short-message traffic volume according to the capacity of the short-message center. If such adjustment shall impact on the business of Party B, Party A shall promptly notify Party B thereof.

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1.2  Party A shall provide comprehensive GSM mobile communication system, and ensure smooth and stable information transmission. Upon the notification of Party B of any communication failure, Party A shall promptly settle the failure to avoid impairment of Party B's business.

1.3 Party A shall make available the technical protocol, standard and interface standard relevant to the short-message gateway platform to Party B. Party A shall provide the technical documentation for mutual communication, and promptly address communication problems of Party B.

1.4 Party A shall supply the hardware/software system for the short-message platform, and bear the relevant operation cost.

1.5 Party A shall renovate its own billing system, including the commission-based collection system of the banks, and bear the cost of necessary hardware and software.

1.6 Party A shall undertake the billing and payment collection on behalf of Party B. Party A is entitled to check the business of Party B to ensure the accurate billing data. Party A shall issue explicit information premium invoice to users and the information premium bill at the request of the user.

1.7 When applicable, Party A shall provide the relevant data of Monternet invalid users (number canceling, service discontinuance and overdue information premium) to Party B to facilitate Party B to dispose of such invalid Monternet users promptly.

1.8 Party A shall be responsible for the handling of customer enquiries and complaints resulted from telecommunications network failures.


2.   Party B's rights and obligations

2.1 Party B shall undertake the building and maintenance of its own software and hardware, including but not limited to all hardware, system commissioning, cutover, system maintenance, routine business management and marketing efforts/cost of the subject project.

2.2 Party B shall provide the agreed contents and application services to China Mobile users. Party B shall ensure the legal, prompt and reliable information sources. Party B shall guarantee that its information and content are compliant with applicable policies, laws and regulations, and be liable for any consequence arising out of illegal contents.

2.3  Party B's Website with customization interface for users is:

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     http://www.kongzhong.com, inform users of the contents and service provided by Party B. The customization interface of Party B shall provide basic service functions like authentication, adding, deleting, modifying and searching, and allow users to inquire about the information premium list. Party B shall provide explicit premium standards to users with the premium standard changing frequency not less than 6 months. That is to say, the premium standard of a service (new service or changed service) shall not be changed within the first 6 months. Party B shall keep complete use records of all users of at least 3 months, keep the user ordering data permanently, and provide the interface to Party A to inquire about the service records.

2.4 Party B shall take necessary measures to effectively control invalid Monternet users. To ensure normal operation of Monternet business, Party B shall not send any information to invalid Monternet users it get to know.

2.5 In case the system failure of Party B impairs the communication system of Party A, Party B shall submit to the adjustment arrangement of Party A to the short-message traffic volume to ensure normal and stable short-message service, and settle any user complaint thus incurred at its own cost.

2.6 Party B shall not send ads and other irrelevant information to users via the communication channels of Party A during the term of this agreement. Party B shall strengthen the check of the short-message contents, restrict the group-calling numbers (at most 2 each time) and sending times in each time unit (not over 100 each hour). Party B shall take technical measures against illegal attack, unauthorized use of passwords, unauthorized convoking of web pages and other illegal acts impairing Monternet business information security.

2.7 Party B shall be responsible for the handling of customer enquiries as to bills, of customer enquiries and complaints with regards to the contents and/or application services provided by Party B, and such handling should be finished within a stated time frame with a fair and honest solution.

2.8 During the term of this Agreement, Party B is obligated to furnish the monthly report within the first 5 days each month as requested by Party A to Party A, stating the user development, user categories, user habits, business forecast and others, the monthly report format as set out in
     Exhibit 1 hereto. Party A shall keep the confidentiality of such data according to Article 8 hereto.

2.9  Party B is obligated to market and promote Monternet services.

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ARTICLE 3     DISTRIBUTION OF RIGHTS AND OBLIGATIONS

1 Party B shall address the user disputes arising out of contents, services or transmission failure between the parties. Party A shall address the user disputes arising out of the short-message gateway and center, with the maintenance labor-division as follows: (Graph omitted)

2 The contents or applications provided by Party B shall be within the business scope mutually agreed, otherwise Party A is entitled to terminate this Agreement with Party B liable to the default penalty. Party A is entitled to supervise the business development of Party B, Party B shall assist the efforts of Party A in this regard in an effort to avoid negative impact on normal business of Party A by the business of Party B. In case the business development of Party B negatively impairs the normal business of Party A due to the violation against this Agreement, Party A is entitled to terminate this Agreement with Party B liable for the default liability.

3 Party B shall apply to Party A in writing or through SP Management Website, with the official request chopped with company seal prior to adding or withdrawing any services hereunder or changing the price of some services. In case of approving the change of certain service prices, Party A shall notify Party B of such approval in writing or through SP Management Website. In case of Party A's written consent of adding certain services by Party B, Party B shall test the added services and submit to Party A test reports. Party B shall not provide such new services to users prior to Party A's acceptance of the sophistication of such services. Details refer to Exhibit 1 hereto.


ARTICLE 4     REVENUES OF THE PARTIES

1 Party A shall charge mobile phones users communication premium generated while using short-message services according to information charges standard. In principle, Party B shall determine the information service premium for the services hereunder used by the MP users subject to the approval of China Mobile Corporation. Party A suggests the upper threshold of the information service premium (maximum RMB 2 yuan/message, RMB 30 yuan/month for monthly services). Party B shall submit the premium standards to the price administration

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     authorities, and promptly notify Party A accordingly.

2 Party A shall provide the billing service and premium collection service to Party B. All information service premium of Beijing region users of each billing month shall be the due information service premium in Beijing. Party A shall pay 85% of the due information service premium of Beijing to Party B, and be liable to the risk of overdue payment of local users. In case Party B is the full-network partner of Party A, i.e. Party B provide Monternet short-message value-added services to nationwide China Mobile users in China, then all information service premium of non-Beijing users recorded in each billing month shall be the due information service premium of non-Beijing regions, which shall be collected by local subsidiaries of China Mobile. Relevant local subsidiaries of China Mobile will credit 85% local due information service premium to Party A, which shall then be transferred to Party B by Party A in full.

3 In case the monthly short-message entries (downlink) sent by Party B to nationwide users as recorded in the gateway billing data exceeds those sent by users to Party B (uplink), thus resulting in ill-balanced communication premium of Party B (the balance of downlink messages and uplink messages is the ill-balance communication), Party A shall charge RMB 0.05-0.10 yuan/message for the ill-balance communication as follows:

-------------------------------------------------------------------------------------------------------
Ill-balanced downlink
SM traffic                Premium standard    Calculation methods
(messages/month)          (RMB yuan/message)  X=(MT-MO) message/month
-------------------------------------------------------------------------------------------------------
Below 100,000             0.08                X*0.08, at least RMB 2000 yuan
-------------------------------------------------------------------------------------------------------
100,000-300,000           0.07                (X-100,000)*0.07+100,000*0.08
-------------------------------------------------------------------------------------------------------
300,000-1 million         0.06                (X-300,000)*0.06+200,000*0.07+100,000*0.08
-------------------------------------------------------------------------------------------------------
Over 1 million            0.05                (X-1.million)*0.05+700,000*0.06+200,000*0.07+100,000*0.08
-------------------------------------------------------------------------------------------------------


ARTICLE 5     SETTLEMENT MODEL

1    Settlement point: determined by Party A.

2    Settlement methods

2.1 Party B shall link with the short-message center of Party A via the short-message

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     gateway of Party A, which shall record the billing data as final. The monthly settlement from the 15th day to the 20th day each month shall cover the premium of the last month from the 1st day to the last day. After the normal billing accounting period, Party A shall calculate the current-month information service premium of Party B and the ill-balance communication premium payable to Party A, which shall serve as the basis of settlement between the parties.

2.2 The parties shall make the account settlement of the current-month information service premium according to the records of the billing system of Party A, Party A shall pay the balance of 85% information service premium minus the ill-balance communication against the formal service invoices. In case the balance is above zero, Party A shall pay the balance to Party B. In case the balance is below zero, Party B shall pay the balance to Party A against the invoices furnished by Party A. The payment collecting party shall mail the invoice within three (3) days after the receipt of the payment (by local post stamp).

2.3 The parties shall make the settlement and payment strictly according to the regulations of settlement model and schedule. In case either party delays the due payment beyond the stipulated time (the 20th day each month), the party shall pay to the other party the delay penalty at the daily rate of 1% of the delayed payment. In case either party fails to make payment overdue for over 2 months after the notice of the other party, the conforming party is entitled to lodge an action against the default party with the legal liability borne by the default party.


ARTICLE 6     MARKETING AND PROMOTION

1 The parties shall engage in joint marketing and promotion with their respective resources in the principle of mutual benefit.

2 Party A in general shall market/promote Monternet and the major categories of application services instead of the cooperative Monternet services separately.

3 Party B shall market/promote its brand and relevant Monternet services as well as the brand of Monternet. Party B shall strictly abide by the brand/marks regulations of Party A in use of Monternet LOGO without unauthorized distortion or color change with prior approval of Party A prior to any use thereof.

4 Party B shall not use Monternet brand for any purpose other than the marketing/promotion of Monternet services, otherwise Party A is entitled to require Party B to stop the use thereof and bear any liability thus incurred, or even claim the legal liability for severe violations.

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5    Party B must obviously mark the customer service phone or customer service
     Website, compliant email on any promotional material and media ads. of Monternet business. Party B shall not adopt the similar products of China Mobile rivals as the promotional gifts of Monternet business.


ARTICLE 7     CUSTOMER SERVICES

1 The Monternet short messages received by users must be those upon their request or customization. Party B shall ensure the wholesomeness and legality of the short messages sent to users, Party A is entitled to supervise the short message contents of Party B, and strengthen the management thereof, specific regulations as provided for in Exhibit 2.

2 Party B shall fully inform users of the basic elements of Monternet services prior to any ordering, including price, sending frequency/times, use model, major contents and etc.

3 Party A's customer service center 1860 and the major outlets will handle the customer inquiries and complaints about Monternet services, and transfer any customer problem about information content and services to the customer service center of Party B.

4 Party B shall maintain 7x24 hotlines, both a direct-dialing fixed line and a mobile one, while the fixed line can't be an extension line and the mobile phone can't be switched off or to be diverted. Numbers of such hotlines should be given to customers through Web pages or marketing materials.

5 Party B shall assign regular staff to handle user complaints, and respond to customer complaint within one (1) day thereafter.

6 To ensure the users' understanding of Party B's services, Party B must process the service recommendations, customer service instructions and the downlink information of user passwords free of charge, and send the service prompt information (e.g. price, customization confirmation, customer service hotline, subscription cancellation and etc.) free of information service premium.

7 The subscription for customized short-message services shall take effect 72 hours after the submission of the subscription. Charges for services within 72 hours could be done on per message basis, no monthly-payment service fees should be charged unless customers re-subscribe for monthly-payment short-message services.

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8    For monthly-payment short-message services, Party B may charge the monthly premium at the user for the use of the service between half a month to a month, and charge no premium at the user for the use of the service below half a month.

9 For users in request of customized services via Internet, Party B shall obviously mark the basic business information on the Web page prior to the user confirmation of the customization. After successful customization, Party B shall send the prompt information to users, stating "thanks to you", "successful confirmation of the customization", "service information premium standard", "sending frequency/times", "order withdrawal method", "customer service phone/Website".

10 For users of customized services via mobile phones, Party B shall return the prompt information via short message to the users (including premium users and third-party users) immediately, stating "thanks to you", "successful confirmation of the customization", "service information premium standard", "sending frequency/times", "order withdrawal method", "customer service phone", "Website" (optional).

11 To the initial ordering intentions acquired in the non-online marketing (e.g. filling out forms), Party B shall send the second confirmation message (basic service information), and confirm the actual order after user confirmation of the password.


ARTICLE 8     TERMINATION OF CORPORATION

     1. Party B shall not send any information to invalid Monternet users. In case Party B knowingly send information to invalid Monternet users, Party A is entitled to require Party B to indemnify the economic loss incurred from user overdue payment, and is entitled to terminate this Agreement and the cooperation hereunder.

     2. Party B is obligated to ensure the compliance of its information content with Telecom Regulations of PRC, Internet Information Service Regulations and other applicable laws, regulations and policies, not distribute any illegal and obscene information undermining the national security and interest, Party B shall ensure that its information content shall not impair the corporate image of China Mobile. Without written consent of Party A, Party B shall not send ads and other irrelevant information to mobile users via the short-message

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          ports furnished by Party A. Otherwise, Party B shall indemnify Party A for any loss thus incurred, and Party A is entitled to terminate this Agreement and the cooperation hereunder.

     3. Upon the receipt of user complaint for receiving any un-requested message from Party B, Party A shall notify Party B accordingly, and Party B shall investigate the reasons. In this case, Party A shall not charge user any premium, and return any premium collected back to the users, and Party A is entitled to terminate this Agreement and the cooperation hereunder according to the current-month severity of customer complaints.

     4. In case Party A transfers customer complaints to Party B, Party B shall respond to the customer service department of Party A within two
          (2) hours with an initial reply, and investigate the reasons/handle the complaint within one (1) working day. For legitimate complaints caused by Party B, Party A is entitled to deduct RMB 500 yuan per each customer complaint from the current-month due payment to Party B as the default compensation; for complaints submitted to the relevant authorities or media, Party A is entitled to deduct no less than RMB 10,000 yuan per each customer complaint as the default compensation. And, Party A is entitled to terminate this Agreement and the cooperation hereunder according to the default severity.

     5. Party B shall ensure that a 100% response rate as to monthly customer complaints (complaints handled by Party B and transferred back to Party A/total complaints transferred to Party B by Party A = 100%) shall be achieved, that complaints caused by SP are less than the standard number of complaints ( which equals to Beijing Mobile's monthly number of users of Monternet short-message services x 1.5 /10000 x Party B's monthly number of users of Monternet short-message services/Monthly accumulated number of users of Monternet short-message services of SPs accessed through Beijing Mobile), that customer satisfaction (number of complaints settled with customers' satisfaction/total number of complaints transferred to Party B by Party A) is over 80%. Party A shall conduct monthly evaluation as to Party B's handling of complaints. In case Party B fails in such evaluations, Party A is entitled to deduct default compensation from the due payment to Party B according to the default severity; if Party B fails such evaluations for three (3) consecutive months, then Party A is entitled to terminate this Agreement and the cooperation.


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     6.   To ensure the normal marketing of Monternet services, Party B shall not directly or indirectly provide cross-operator short-message services, including domestic cross-operator short-message services and international short-message services, and shall not carry out commission-based premium collection services (referring to using Monternet short-message network to collect premiums that are not generated or realized through such network) via the short-message system of Party A. Otherwise, Party B shall indemnify Party A for any loss thus incurred, and Party A is entitled to terminate this Agreement and the cooperation hereunder.

     7. In the event Party B fails to pay Party A the due payment for three consecutive months and fails to pay off the unpaid balance and default compensation, with 15 days of the delivery of past due notice, Party A shall have the right to close the short message gateway, and terminate this Agreement and the cooperation hereunder.

     8. In the event that Party B fails to correct any breach of this Agreement or any violation of relevant measures (including but not limited to Short-Message Value- Added Services SP Cooperation Administration Guideline promulgated by Party A and China Mobile Telecommunications Group Corp.), after warning or request by Party A, Party A shall have the right to close the short message gateway, and terminate this Agreement and the cooperation hereunder.

     9. In the event that this Agreement is terminated pursuant to any of the above provisions, Party B shall be responsible for all damages sustained by any third party.


ARTICLE 9     CONFIDENTIALITY

1 Proprietary Information refers to any valuable information developed, created, found or disclosed to the receiving party by the disclosing party. Proprietary Information includes but not limited to the trade secrets, intellectual property rights (IPR) and technical secrets.

2 The parties shall protect the IPR and other Proprietary Information among other trade secrets of its own and the other party. Without written consent of the other party, either party shall keep the confidentiality of the Proprietary Information of the other party, and shall not disclose any Proprietary Information involving with

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     the trade secrets and technical secrets of the other party to any third party.

3 The parties shall keep the confidentiality of this cooperation and this Agreement. Without prior written consent of the other party, either party shall disclose the details of the cooperation and this Agreement to any third party.


ARTICLE 10    DEFAULT LIABILITY

Failure of either party to perform any provision hereunder shall be deemed as default. Upon receipt of the other party's written notice of the default, the default party, if confirming the default, shall correct the default within twenty (20) days thereafter with written notice to the other party. It the notified party denies the default, it shall inform the other party thereof within twenty (20) days or sate the reasons therefor. In this case, the parties shall settle the dispute via consultation, or resort to the dispute settlement provisions hereunder for any dispute failing friendly consultation, the default party shall be liable for the loss thus incurred to the conforming party.


ARTICLE 11    LIABILITY LIMITATION

In case both party or either party fails to perform, partly or as a whole, the obligations hereunder due to force majeure event, neither party shall be held liable for the default liability. However, the affected party or the parties shall notify the other party within fifteen (15) days thereafter and furnish relevant supporting evidence. Either party or both parties shall resume the performance of this Agreement after the elimination of the force majeure.


ARTICLE 12    DISPUTE SETTLEMENT

The parties may settle the dispute arising out of the performance hereunder via friendly consultation. Either party may submit the dispute failing friendly consultation to Beijing Arbitration Committee for arbitration according to its rules. The arbitration award is final and binding upon the parties.


ARTICLE 13    EFFECTIVENESS, MODIFICATION, TERMINATION AND RENEWAL OF AGREEMENT

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1    This Agreement shall become effective on May 1, 2004 and expire on October
     31, 2004; provided however, this Agreement shall not become effective prior to procurement by Party B of qualifications contemplated in section 1 of
     Article 1 of this Agreement. In case the parties do not terminate this Agreement upon the expiration, this Agreement shall automatically renew for another 6 months. The party rejecting the renewal shall notify the other party thirty (30) days in advance of the expiration in writing or through email thereabout.

2 This Agreement, 14 pages, is made in four (4) copies with each party holding two (2) copies of equal validity. It shall take effect upon execution and stamp of the duly authorized representatives of the parties.

3 The exhibits hereto constitute an integral part of this Agreement with equal legal validity.

4 During the term of this Agreement, the parties may modify the provision hereunder or terminate this Agreement upon friendly consultation. Either party intending to change or modify this Agreement shall notify the other party in writing thirty (30) days in advance. The party unilaterally terminating this Agreement shall indemnify all loss thus incurred to the other party.



Party A (seal):  /s/ Xu Suming

Beijing Mobile Telecommunications Co., Ltd.

Party B (seal):  /s/ Li Luyi

Beijing AirInBox Information Technologies Co., Ltd.